                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on form S-4 of VoiceStream Wireless Holding Corporation of our report dated March 31, 1999 relating to the financial statements of Omnipoint Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


                                             PricewaterhouseCoopers LLP



Boston, MA
January 24, 2000